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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF NATIONSRENT, INC.

A-Action Rental, Inc., a Pennsylvania corporation
Acme Rental, Inc., a Michigan corporation
A to Z Rents It, Inc., a Texas corporation
A to Z Rents It, Inc. #2, a Texas corporation
Central Alabama Rental Center, Inc., an Alabama corporation Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation Gold Coast Aerial Lift, Inc., a Florida corporation
High Reach Company, Inc., a Florida corporation
NationsRent of Alabama, Inc., a Delaware corporation
NationsRent of California, Inc., a Delaware corporation NationsRent of Florida, Inc., a Delaware corporation
NationsRent of Georgia, Inc., a Delaware corporation
NationsRent of Indiana, Inc., a Delaware corporation
NationsRent of Kentucky, Inc., a Delaware corporation NationsRent of Louisiana, Inc., a Delaware corporation NationsRent of Michigan, Inc., a Delaware corporation NationsRent of New Hampshire, Inc., a Delaware corporation NationsRent of Ohio, Inc., a Delaware corporation
NationsRent of Tennessee, Inc., a Delaware corporation NationsRent of Texas, Inc., a Delaware corporation
NationsRent of West Virginia, Inc., a Delaware corporation NRI/LEC Merger Corp., Inc., a Delaware corporation
Raymond Equipment Company, a Kentucky corporation
Sam's Equipment Rental, Inc., an Ohio corporation
Southeast Rental & Leasing, Inc., a Florida corporation Tennessee Tool & Supply, Inc., a Tennessee corporation
The Bode-Finn Company, an Ohio corporation
The J. Kelly Co., Inc., a Michigan corporation
Titan Rentals, Inc., a West Virginia corporation